Exhibit 10.3
UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

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In the Matter of	)	Order No.: CN 10-34
) )
UNITED COMMUNITY FINANCIAL CORP	)	Effective Date: November 5, 2010
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Youngstown, Ohio	)
OTS Docket No. H3075)
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STIPULATION AND CONSENT TO ISSUANCE OF
AMENDED ORDER TO CEASE AND DESIST
WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Central Region (Regional Director), issued an Order to Cease and Desist (OTS Order No. CN 08-09) against United Community Financial Corp, Youngstown, Ohio, OTS Docket No. H3075 (Holding Company) pursuant to 12 U.S.C. § 1818(b), that became effective on August 12, 2008 (2008 Order); and
WHEREAS, the Regional Director, pursuant to delegated authority, is authorized to amend issued orders to cease and desist where a savings and loan holding company has consented to the amendment of an existing order; and
WHEREAS, the Holding Company desires to cooperate with the OTS to avoid the time and expense of such administrative cease and desist proceeding by entering into this Stipulation and Consent to the Issuance of Amended Order to Cease and Desist (Stipulation) and, without admitting or denying that such grounds exist, but only admitting the statements and conclusions in Paragraphs 1 - 3 below concerning Jurisdiction, hereby stipulates and agrees to the following terms:
United Community Financial Corp
Stipulation and Consent to Issuance of Amended Order to Cease and Desist

Jurisdiction.
1. The Holding Company is a “savings and loan holding company” within the meaning of 12 U.S.C. § 1813(w)(3) and 12 U.S.C. § 1467a. Accordingly, the Holding Company is a “depository institution holding company” as that term is defined in 12 U.S.C. § 1813(w)(1).
2. Pursuant to 12 U.S.C. § 1818(b)(9), the “appropriate Federal banking agency” may initiate cease and desist proceedings against a savings and loan holding company in the same manner and to the same extent as a savings association for regulatory violations and unsafe or unsound acts or practices.
3. Pursuant to 12 U.S.C. § 1813(q), the Director of OTS is the “appropriate Federal banking agency” with jurisdiction to maintain an administrative enforcement proceeding against a savings and loan holding company. Therefore, the Holding Company is subject to the authority of the OTS to initiate and maintain an administrative cease and desist proceeding against it pursuant to 12 U.S.C. § 1818(b).
OTS Findings of Fact.
4. Based on its February 25, 2008 examination of the Holding Company, the OTS finds that the Holding Company engaged in unsafe or unsound practices, which led to the issuance of the 2008 Order.
Consent.
5. The Holding Company consents to the issuance by the OTS of the accompanying Amended Order to Cease and Desist (Amended Order). The Holding Company further agrees to comply with the terms of the Amended Order upon the Effective Date of the Amended Order and stipulates that the Amended Order complies with all requirements of law.
United Community Financial Corp
Stipulation and Consent to Issuance of Amended Order to Cease and Desist

Finality.
6. The Amended Order is issued by the OTS under 12 U.S.C. § 1818(b). Upon the Effective Date, the Amended Order shall be a final order, effective, and fully enforceable by the OTS under the provisions of 12 U.S.C. § 1818(i).
Waivers.
7. The Holding Company waives the following:
(a) the right to be served with a written notice of the OTS’s charges against it as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;
(b) the right to an administrative hearing of the OTS’s charges as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;
(c) the right to seek judicial review of the Amended Order, including, without limitation, any such right provided by 12 U.S.C. § 1818(h), or otherwise to challenge the validity of the Amended Order; and
(d) any and all claims against the OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Amended Order, whether arising under common law, federal statutes, or otherwise.
OTS Authority Not Affected.
8. Nothing in this Stipulation or accompanying Amended Order shall inhibit, estop, bar, or otherwise prevent the OTS from taking any other action affecting the Holding Company if, at any time, the OTS deems it appropriate to do so to fulfill the responsibilities placed upon the OTS by law.
United Community Financial Corp
Stipulation and Consent to Issuance of Amended Order to Cease and Desist

Other Governmental Actions Not Affected.
9. The Holding Company acknowledges and agrees that its consent to the issuance of the Amended Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 8 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Holding Company that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than the OTS.
Miscellaneous.
10. The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Amended Order.
11. If any provision of this Stipulation and/or the Amended Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.
12. All references to the OTS in this Stipulation and the Amended Order shall also mean any of the OTS’s predecessors, successors, and assigns.
13. The section and paragraph headings in this Stipulation and the Amended Order are for convenience only and shall not affect the interpretation of this Stipulation or the Amended Order.
14. The terms of this Stipulation and of the Amended Order represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters.
15. The Stipulation and Amended Order shall remain in effect until terminated, modified, or suspended in writing by the OTS, acting through its Regional Director or other authorized representative.
United Community Financial Corp
Stipulation and Consent to Issuance of Amended Order to Cease and Desist

Signature of Directors/Board Resolution.
16. Each Director signing this Stipulation attests that he or she voted in favor of a Board Resolution authorizing the consent of the Holding Company to the issuance of the Amended Order and the execution of the Stipulation. This Stipulation may be executed in counterparts by the directors after approval of the execution of the Stipulation at a duly called board meeting.
WHEREFORE, the Holding Company, by its directors, executes this Stipulation.

Accepted by:

UNITED COMMUNITY FINANCIAL CORP Youngstown, Ohio		OFFICE OF THRIFT SUPERVISION

By:	/s/ Richard J. Schiraldi	By:	/s/ Daniel T. McKee

	Richard J. Schiraldi, Chairman		Daniel T. McKee
Regional Director, Central Region

	/s/ Eugenia C. Atkinson	Date: See Effective Date on page 1

Eugenia C. Atkinson, Director

/s/ Patrick W. Bevack

Patrick W. Bevack, Director

/s/ Richard J. Buoncore

Richard J. Buoncore, Director

/s/ Scott N. Crewson

Scott N. Crewson, Director

/s/ Scott D. Hunter

Scott D. Hunter, Director

/s/ Douglas M. McKay

Douglas M. McKay, Director

/s/ David C. Sweet

David C. Sweet, Director

/s/ Donald J. Varner

Donald J. Varner, Director
United Community Financial Corp
Stipulation and Consent to Issuance of Amended Order to Cease and Desist